CUMULUS MEDIA Reports Operating Results for the Second Quarter 2020 and Announces Definitive Agreement to Monetize Tower Portfolio for $213 Million

ATLANTA, GA — August 10, 2020: Cumulus Media Inc. (NASDAQ: CMLS) (the “Company,” "CUMULUS MEDIA," “we,” “us,” or “our”) today announced operating results for the three and six months ended June 30, 2020.

Mary G. Berner, President and Chief Executive Officer of CUMULUS MEDIA, said, "Despite the COVID-19 pandemic’s material impact on revenue, the Company generated over $90 million of cash in the quarter through quick and decisive expense actions, strong working capital management and the completion of the sale of land in Bethesda, MD. Ending the quarter with nearly $200 million of cash, we have also entered into an agreement to monetize our tower portfolio for more than $210 million, proceeds which will further add to our liquidity and contribute to significant incremental debt paydown. Our demonstrated ability to rise to a challenge, strong liquidity position and resilient balance sheet are critical assets as we operate through this uncertain environment, and we believe we remain very well-positioned to drive long-term shareholder value through continued aggressive debt reduction and the execution of our growth initiatives."

Key Highlights:

•	Meaningfully mitigated pandemic’s Q2 impacts through significant fixed cost expense reductions

◦	Nearly $36 million realized in Q2

◦	Total reductions of more than $85 million expected in 2020

•	Delivered sequential monthly revenue and EBITDA improvement through the quarter

◦	Continued to deliver profitable growth in digital

◦	Posted positive EBITDA in June

•	Substantially increased liquidity and strengthened balance sheet

◦	Grew cash balance to $197 million, up $91 million from Q1

◦	Achieved net debt reduction of approximately 10% since March

◦	Generated $28 million of cash from operations and netted $66 million of additional cash from completion of the sale of land in Bethesda, MD in Q2

◦	Maintained balance sheet flexibility with no funded debt maturity prior to 2026 or financial maintenance covenants

•	Executed agreement to monetize tower portfolio and related assets for $213 million

◦	Expect funds from deal completion to permit substantial debt paydown and provide additional liquidity

◦	Anticipate first closing for 85% or more of proceeds in Q4

Operating Summary (dollars in thousands, except percentages and per share data):

For the three months ended June 30, 2020, the Company reported net revenue of $146.0 million, a decrease of 47.8% from the three months ended June 30, 2019, net loss of $36.3 million and Adjusted EBITDA of $(6.4) million.

For the three months ended June 30, 2020, the Company reported same station net revenue of $146.0 million, a decrease of 46.6% from the three months ended June 30, 2019, and same station Adjusted EBITDA of $(6.3) million.

For the six months ended June 30, 2020, the Company reported net revenue of $373.9 million, a decrease of 31.7% from the six months ended June 30, 2019, net loss of $43.7 million and Adjusted EBITDA of $21.4 million.

For the six months ended June 30, 2020, the Company reported same station net revenue of $372.5 million, a decrease of 29.5% from the six months ended June 30, 2019, and same station Adjusted EBITDA of $22.2 million, a decrease of 78.3% from the six months ended June 30, 2019.

As Reported	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	% Change
Net revenue	$146,022	$279,673	(47.8)%
Net (loss) income	$(36,316)	$42,861	N/A
Adjusted EBITDA (1)	$(6,375)	$61,819	N/A
Basic (loss) income per share	$(1.79)	2.13	N/A
Diluted (loss) income per share	$(1.79)	2.11	N/A

Same Station (2)	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	% Change
Net revenue	$146,012	$273,451	(46.6)%
Adjusted EBITDA (1)	$(6,274)	$62,496	N/A

As Reported	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019	% Change
Net revenue	$373,936	$547,169	(31.7)%
Net (loss) income	$(43,667)	$43,312	N/A
Adjusted EBITDA (1)	$21,350	$103,623	(79.4)%
Basic (loss) income per share	$(2.15)	2.16	N/A
Diluted (loss) income per share	$(2.15)	2.14	N/A

Same Station (2)	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019	% Change
Net revenue	$372,485	$528,511	(29.5)%
Adjusted EBITDA (1)	$22,155	$102,266	(78.3)%

Revenue Detail Summary (dollars in thousands):

As Reported	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	% Change
Broadcast radio revenue:
Spot	$72,437	$163,111	(55.6)%
Network	41,767	72,877	(42.7)%
Total broadcast radio revenue	114,204	235,988	(51.6)%
Digital	20,341	20,208	0.7%
Other	11,477	23,477	(51.1)%
Net revenue	$146,022	$279,673	(47.8)%

Same Station (2)	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	% Change
Broadcast radio revenue:
Spot	$72,466	$158,741	(54.3)%
Network	41,767	72,504	(42.4)%
Total broadcast radio revenue	114,233	231,245	(50.6)%
Digital	20,341	19,636	3.6%
Other	11,438	22,570	(49.3)%
Net revenue	$146,012	$273,451	(46.6)%

As Reported	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019	% Change
Broadcast radio revenue:
Spot	$194,380	$302,690	(35.8)%
Network	107,450	158,041	(32.0)%
Total broadcast radio revenue	301,830	460,731	(34.5)%
Digital	42,227	37,049	14.0%
Other	29,879	49,389	(39.5)%
Net revenue	$373,936	$547,169	(31.7)%

Same Station (2)	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019	% Change
Broadcast radio revenue:
Spot	$193,280	$289,565	(33.3)%
Network	107,450	156,800	(31.5)%
Total broadcast radio revenue	300,730	446,365	(32.6)%
Digital	42,156	35,703	18.1%
Other	29,599	46,443	(36.3)%
Net revenue	$372,485	$528,511	(29.5)%

Balance Sheet Summary (dollars in thousands):

	June 30, 2020	December 31, 2019
Cash and cash equivalents	$196,914	$15,142
Term loan due 2026 (3)	$521,063	$523,688
6.75% Senior notes (3)	$500,000	$500,000
2020 Revolving credit facility	$60,000	$—

	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Capital expenditures	$5,575	$10,715

(1)	Adjusted EBITDA is not a financial measure calculated or presented in accordance with GAAP. For additional information, see “Non-GAAP Financial Measures.”

(2)
Adjusted for all merger and acquisition activity occurring in 2019 and 2020 as if such activity had occurred as of January 1, 2019. Same Station financial measures are not financial measures calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see “Non-GAAP Financial Measures.”

(3)	Excludes unamortized debt issuance costs.

Earnings Conference Call Details
The Company will host a conference call today at 8:30 AM EDT to discuss its second quarter operating results. A link to the webcast of the conference call will be available on the investor section of the Company’s website (www.cumulusmedia.com/investors/). The conference call dial-in number for domestic callers is 877-830-7699 for call access. If prompted, the conference ID number is 3379889. Please call five to ten minutes in advance to ensure that you are connected prior to the call.

Following completion of the call, a recording of the call can be accessed via a link at www.cumulusmedia.com/investors.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors including, but not limited to, risks and uncertainties related to the implementation of our strategic operating plans, the evolving and uncertain nature of the COVID-19 pandemic and its impact on the Company, the media industry, and the economy in general and other risk factors described from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. CUMULUS MEDIA assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

About CUMULUS MEDIA
CUMULUS MEDIA (NASDAQ: CMLS) is a leading audio-first media and entertainment company delivering premium content to over a quarter billion people every month - wherever and whenever they want it. CUMULUS MEDIA engages listeners with high-quality local programming through 424 owned-and-operated stations across 87 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, the Olympics, the Academy of Country Music Awards, and many other world-class partners across nearly 8,000 affiliated stations through Westwood One, the largest audio network in America; and inspires listeners through its rapidly growing network of original podcasts that are smart, entertaining and thought-provoking. CUMULUS MEDIA provides advertisers with personal connections, local impact and national reach through on-air and on-demand digital, mobile, social, and voice-activated platforms, as well as integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences. CUMULUS MEDIA is the only audio media company to provide marketers with local and national advertising performance guarantees. For more information visit www.cumulusmedia.com.

Non-GAAP Financial Measures

From time to time, we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Consolidated adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA") is the financial metric by which management and the chief operating decision maker allocate resources of the Company and analyze the performance of the Company as a whole. Management also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and the funding of our non-operating expenses including debt service and acquisitions.

In determining Adjusted EBITDA, the Company excludes from net income items not related to core operations and those that are non-cash including: interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale or disposal of any assets or stations, early extinguishment of debt, local marketing agreement fees, expenses relating to acquisitions, divestitures, restructuring costs, reorganization items and non-cash impairments of assets, if any.

Because of the significant effect that the Company’s material station acquisitions and dispositions have had on our results of operations, the Company also presents certain financial information herein on a “Same Station” basis, both with and excluding the effect of political advertising in order to address the cyclical nature of the two-year election cycle. Same Station metrics are adjusted for material station acquisitions and dispositions as if these acquisitions and dispositions had occurred as of the beginning of the comparable period in the prior year, as indicated. Same station financial measures excluding the impact of political advertising are further adjusted to exclude the impact of political advertising in the comparable periods.
Management believes that Adjusted EBITDA and Same Station financial measures, with and excluding the impact of political advertising, although not measures that are calculated in accordance with GAAP, are commonly employed by the investment community as measures for determining the market value of a media company and comparing the operational and financial performance among media companies. Management has also observed that Adjusted EBITDA and Same Station financial measures, with and excluding the impact of political advertising, are routinely utilized to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, management believes that investors consider the metrics to be extremely useful.
Adjusted EBITDA and Same Station financial measures, with and excluding the impact of political advertising, should not be considered in isolation or as a substitute for net income, net revenue, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Adjusted EBITDA and Same Station financial measures, both with and excluding the impact of political advertising, may be defined or calculated differently by other companies and, therefore, comparability may be limited.

For further information, please contact:
Cumulus Media Inc.
Investor Relations Department
IR@cumulus.com
404-260-6600

Supplemental Financial Data and Reconciliations

CUMULUS MEDIA INC.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net revenue	$146,022	$279,673	$373,936	$547,169
Operating expenses:
Content costs	65,725	93,844	154,291	197,596
Selling, general & administrative expenses	79,904	115,817	183,531	229,320
Depreciation and amortization	13,122	13,545	25,912	28,135
Local marketing agreement fees	1,006	438	2,053	1,481
Corporate expenses	7,003	8,545	15,172	17,077
Stock-based compensation expense	985	1,106	1,704	2,314
Restructuring costs	2,343	13,024	5,263	15,801
Loss (gain) on sale of assets or stations	3,767	(47,750)	5,583	(47,724)
Impairment of intangible assets	4,509	—	4,509	—
Total operating expenses	178,364	198,569	398,018	444,000
Operating (loss) income	(32,342)	81,104	(24,082)	103,169
Non-operating expense:
Interest expense	(15,888)	(21,191)	(33,047)	(43,347)
Interest income	2	8	4	12
Gain on early extinguishment of debt	—	—	—	381
Other expense, net	(61)	(34)	(64)	(62)
Total non-operating expense, net	(15,947)	(21,217)	(33,107)	(43,016)
(Loss) income before income taxes	(48,289)	59,887	(57,189)	60,153
Income tax benefit (expense)	11,973	(17,026)	13,522	(16,841)
Net (loss) income	$(36,316)	$42,861	$(43,667)	$43,312

The following tables reconcile net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the periods presented herein (dollars in thousands):

As Reported	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019
GAAP net (loss) income	$(36,316)	$42,861
Income tax (benefit) expense	(11,973)	17,026
Non-operating expense, including net interest expense	15,947	21,217
Local marketing agreement fees	1,006	438
Depreciation and amortization	13,122	13,545
Stock-based compensation expense	985	1,106
Loss (gain) on sale of assets or stations	3,767	(47,750)
Impairment of intangible assets	4,509	—
Restructuring costs	2,343	13,024
Franchise taxes	235	352
Adjusted EBITDA	$(6,375)	$61,819

Same Station (1)	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019
Net (loss) income	$(36,454)	$45,703
Income tax (benefit) expense	(11,973)	17,026
Non-operating expense, including net interest expense	15,947	21,217
Local marketing agreement fees	1,006	438
Depreciation and amortization	13,108	13,471
Stock-based compensation expense	985	1,106
Loss (gain) on sale of assets or stations	4,076	(49,841)
Impairment of intangible assets	4,509	—
Restructuring costs	2,287	13,024
Franchise taxes	235	352
Adjusted EBITDA	$(6,274)	$62,496

As Reported	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
GAAP net loss	$(43,667)	$43,312
Income tax (benefit) expense	(13,522)	16,841
Non-operating expense, including net interest expense	33,107	43,397
Local marketing agreement fees	2,053	1,481
Depreciation and amortization	25,912	28,135
Stock-based compensation expense	1,704	2,314
Loss (gain) on sale of assets or stations	5,583	(47,724)
Impairment of intangible assets	4,509	—
Restructuring costs	5,263	15,801
Franchise taxes	408	447
Gain on early extinguishment of debt	—	(381)
Adjusted EBITDA	$21,350	$103,623

Same Station (1)	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Net (loss) income	$(41,706)	$44,361
Income tax (benefit) expense	(13,522)	16,841
Non-operating expense, including net interest expense	33,107	43,397
Local marketing agreement fees	2,053	1,481
Depreciation and amortization	25,738	27,828
Stock-based compensation expense	1,704	2,314
Loss (gain) on sale of assets or stations	4,690	(49,823)
Impairment of intangible assets	4,509	—
Restructuring costs	5,174	15,801
Franchise taxes	408	447
Gain on early extinguishment of debt	—	(381)
Adjusted EBITDA	$22,155	$102,266

The following tables reconcile as reported net revenue and as reported Adjusted EBITDA to same station net revenue and same station Adjusted EBITDA, both including and excluding the impact of political, for the periods presented herein (dollars in thousands):

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019
As reported net revenue	$146,022	$279,673
Station dispositions and swaps	(10)	(6,222)
Same station net revenue	$146,012	$273,451
Political revenue	(1,183)	(810)
Same station net revenue, excluding impact of political revenue	$144,829	$272,641

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019
As reported Adjusted EBITDA	$(6,375)	$61,819
Station dispositions and swaps	101	677
Same station Adjusted EBITDA	$(6,274)	$62,496
Political EBITDA	(1,065)	(729)
Same station Adjusted EBITDA, excluding impact of political EBITDA	$(7,339)	$61,767

	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
As reported net revenue	$373,936	$547,169
Station dispositions and swaps	(1,451)	(18,658)
Same station net revenue	$372,485	$528,511
Political revenue	(6,109)	(1,693)
Same station net revenue, excluding impact of political revenue	$366,376	$526,818

	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
As reported Adjusted EBITDA	$21,350	$103,623
Station dispositions and swaps	805	(1,357)
Same station Adjusted EBITDA	$22,155	$102,266
Political EBITDA	(5,498)	(1,524)
Same station Adjusted EBITDA, excluding impact of political EBITDA	$16,657	$100,742